UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

OWL ROCK TECHNOLOGY INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01445	87-1346173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sale of Equity Securities.

As of August 1, 2022, the Company sold approximately 3,514,317 unregistered shares of its Class I common stock (with the final number of shares being determined on August 22, 2022) to feeder vehicles primarily created to hold the Company’s Class I shares for gross proceeds of approximately $35.1 million. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”).

Item 8.01. Other Events.

Distribution

On August 23, 2022, the Company’s board of directors declared a distribution of $0.06458 per share, payable on or before September 30, 2022 to shareholders of record as of August 31, 2022.

Status of the Offering

The Company is currently publicly offering on a continuous basis up to $5 billion in Shares (the “Offering”). As of August 1, 2022, the Company has raised total gross proceeds of approximately $88.3 million relating to the issuance of shares of Class S, Class D and Class I common stock (the “Shares”). As of August 1, 2022, the Company has issued approximately 2,937,292 shares of its Class S common stock and approximately 5,911,061 shares of its Class I common stock in its public offering, and has raised total gross proceeds of approximately $29.3 million, and approximately $58.9 million, respectively, including seed capital of $1,000 contributed by Owl Rock Technology Advisors LLC, an affiliate of the Adviser, in September 2021 and approximately $50.0 million in gross proceeds raised from Owl Rock Feeder FIC ORTIC Equity LLC, an entity affiliated with the Adviser. In addition, the Company has issued approximately 63,522,600 shares of its Class I common stock in the Private Offering and raised gross proceeds of approximately $633.8 million.

Recent Owl Rock Transaction Highlights1

In August 2022, Owl Rock was the Joint Lead Arranger and Bookrunner as a part of a lender consortium that provided financing in support of Thoma Bravo’s take-private acquisition of SailPoint. The transaction included $1.7 billion credit facility. Founded in 2005, SailPoint is the leading provider of enterprise identity security solutions with a specific focus on Identity Governance and Administration. Through SailPoint’s offering, organizations can improve visibility into who currently has access to which resources, who should have access to those resources, and how that access is being used.

1

The information provided, including dollar amounts, represents the aggregated investment of all participating vehicles, including the Company, managed by the Owl Rock division of Blue Owl Capital Inc. The final dollar amount of the Company’s portion of the investment will be determined and disclosed in the Company’s future periodic reports.

August 1, 2022 Public Offering Price

In accordance with the Company’s share pricing policy, we intend to sell our shares on the first of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The August 1, 2022 public offering price for each of our share classes is equal to such class’s NAV per share as of July 31, 2022, plus applicable maximum upfront sales load.

Net Asset Value (per share)
Class S	$10.00
Class D	$10.00
Class I	$10.00

The average debt-to-equity leverage ratio during the quarter-to-date period ended July 31, 2022 was 0.84x. The table below summarizes the company’s committed debt capacity and drawn amounts as of July 31, 2022.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility	$725,000	$695,830
SPV Asset Facility I	1,000,000	—

Total Debt	$1,725,000	$695,830

Of the Company’s committed debt capacity, $695.8 million (100.0%) is in secured floating rate leverage based on drawn amounts.

Portfolio Update

As of July 31, 2022, we had debt investments in 46 portfolio companies with an aggregate par value of $1.1 billion. As of July 31, 2022, based on par value, our portfolio consisted of 77.5% first lien debt investments, 12.8% second lien debt investments and 9.7% equity investments. As of July 31, 2022, 100.0% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of July 31, 2022.

Industry	Par ($ in thousands)	% of Par
Application Software	$227,724	20.3%
Healthcare technology	137,590	12.3%
Commercial Services & Supplies	104,187	9.3%
Electrical Equipment	100,000	8.9%
IT Services	89,579	8.0%
Systems Software	58,111	5.2%
Insurance	54,283	4.8%
Beverages	50,000	4.5%
Diversified Financial Services	44,278	4.0%
Specialty Retail	40,000	3.6%
Healthcare providers and services	35,381	3.2%
Technology Infrastructure	34,962	3.1%
Diversified Consumer Services	30,572	2.7%
Real Estate Management & Development	25,000	2.2%
Containers and packaging	21,875	2.0%
Buildings and real estate	20,263	1.8%
Construction & Engineering	12,500	1.1%
Pharmaceuticals	8,590	0.8%
Professional services	8,356	0.7%
Food & Staples Retailing	7,712	0.7%
Life Sciences Tools & Services	5,000	0.4%
Healthcare Equipment & Supplies	4,364	0.4%

Total	$1,120,327	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Technology Income Corp.

Dated: August 25, 2022	By:	/s/ Bryan Cole
Name: Bryan Cole
Title: Chief Financial Officer and Chief Operating Officer